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                                                                    Exhibit 10.8



                                [BUTTERFLY LOGO]



Mr. Michael Derrick
Progressive Media Group, Inc.
200 East Robinson St. Suite 450
Orlando, Florida 32801


February 12, 1998


Dear Mike,

This letter acknowledges that Progressive Media Group, Inc. will continue to provide investor relations services to Demeter BioTechnologies, Ltd. from January 1, 1998 through the end of 1998 at the same general level as in 1997.

In return for the service provided, Progressive will be issued, as promptly as possible, seventy-five thousand (75,000) Demeter shares. These shares are non refundable.

Demeter will also pay Progressive $1,000 per month for each month this agreement is in effect. Demeter has the right to terminate this agreement and discontinue the monthly cash payments with thirty days notice to Progressive.



Sincerely,


/s/ Richard D. Ekstrom
-------------------------
Richard D. Ekstrom
President



Agreed: /s/ Michael Derrick
       ------------------------------
        Michael Derrick
        Progressive Media Group, Inc.